Exhibit 10.1

English translation for convenience purposes only

Gold Lease Framework Agreement

Lease Party: Wuhan Branch of Shanghai Pudong Development Bank Co., Ltd (hereinafter as Party A)

Leased Party: Wuhan Kingold Jewelry Co.,Ltd    (hereinafter as Party B)

Whereas:

Party A agrees to rent substantial gold to Party B after negotiation. Hereby, both parties sign the framework agreement based on the principles of equality and mutual benefit, fairness and free will.

Here the “substantial gold”, “standard gold”, mentioned in the agreement mean the standard gold which can be transacted on the Shanghai Gold Exchange (hereinafter as “Exchange”).

1. The gold lease business in the agreement means that Party A rents substantial gold to Party B, Party B shall return gold with the same quality and pay the expense for rent in RMB after it is expired according to the agreement.

2. Party A rents substantial gold to Party B, which shall occupy Party B’s credit line and the occupied credit line = leased gold weight X settlement price X _106__% + lease expense-deposit.

The deposit paid by Party B to lease gold since its deposition into the account with the interest shall be the guarantee of ledge to the agreement and gold lease agreement and the guarantee range includes lease gold and the rent charges, deposit, damage, commission charge, and other fees spent for signing or fulfilling this agreement and fees cased by creditor to obtain the right of guarantee and creditor’s right. Both parties agree the guarantee of pledge without signing the additional letters of guarantee.

3. Party A shall charge the lease expense from Party B and the lease expense= weight of leased gold X lease rate/360 X actual lease time X settlement price.

English translation for convenience purposes only

The actual lease time shall be counted since both parties have signed the agreement and Party A transfers the material ownership to Party B until it returns the leased gold to Party A.

4. Party B has the right to raise specific gold lease application during the expiry date of this agreement. If Party B agrees the lease rate and settlement pricing offered by Party A in line with the relevant transaction elements included in the application, both parties shall sign “gold lease agreement” (hereinafter as Gold Lease Agreement) on gold lease business. The lease rate of each deal, establishment of settlement price and the payment of lease expense shall comply with the provisions in the agreement without any disputes.

5. The gold issue and withdrawals shall follow the way of physical gold ownership transfer which is transferred in the membership service system of Shanghai gold lease. Both parties shall report the lease to the exchange on time. The loss caused by the delay of gold arrival shall be assumed by the default party.

Issue: Party A shall fax the Gold Lease Agreement to the settlement storage and transportation department of Shanghai Gold Exchange. After approved by the settlement storage and transportation department, the system will automatically transfer the lease to Party B. If Party B is the member of Shanghai Gold Exchange, Party B can make application to pick up the goods in the warehouse and handle the out of storages procedures. Otherwise, Party B shall handle the procedures of withdraw and issue accompanied by the agency in the warehouse assigned by Shanghai Gold Exchange (ICBC Agriculture Bank of China Bank of China CCB Bank of Communications others_∕__ , located in :_∕___ and pay off all relevant charges.

Withdrawals: Party B shall transfer the standard gold to the account of Party A by the means of transferring ownership in the member service system of Shanghai Gold Exchange and pay off the charges at expiry date. When returning the physical gold in advance, Party B shall submit the written form Gold Lease Application for the advanced returning (seeing Attachment 1)(7)workdays to Party A in advance. After getting Party A’s approval, except the fees charged in accordance with actual lease time, Party B shall pay for (_1__) month(s) as the compensation to return the lease in advance.

English translation for convenience purposes only

6. When the agreement expires, Party B shall pay back the same quantity of gold with the equal percentage of gold or accorded with the requirements to Party A. In case Party B fails to return gold in line with above mentioned conditions, Party A has the right to refuse the return and require Party B to change the gold or handle Party B’s failing in returning gold in this agreement.

7. When the agreement expires, Party B shall submit the written Gold lease Application for renewing the lease (seeing in Attachment 2) to Party A (_15_) workday before the expiring date to renew the lease. Both parties shall sign the new Gold Lease Agreement on the renewal duration, lease rate, the payment of lease expense, archival filing and registration following the requirements of Shanghai Gold Exchange (if any).

8. Party A shall return the deposit and credit line when Party B returns the required gold and pay off all the charges.

9. During the term of this agreement, when Party A marks to market, (credit line + deposit –lease rate) in the agreement caused by fluctuation of closing price /market price of leased gold calculated with closing price less than _104__%, Party A shall ask Party B to complement the deposit or return back the physical gold with the same value after receiving the notes for appending guarantee (seeing in attachment 3) in five workdays until (credit line + deposit –lease rate)/ the market price of leased gold calculated with closing price is not less than _106___%. If Party B fails to do as the above, Party A has right to declare the duration of gold lease expires in advance and require Party B to pay back fully the leased gold and lease expense according to the provisions on Party B’s failure in returning the gold on time in this agreement.

When Party A marks to market, (credit line + deposit –lease rate) in the agreement caused by fluctuation of closing price /market price of leased gold calculated with closing price is more than (_108__) %. Party A shall release the excessive credit line or deposits until regain to (credit line + deposit –lease rate) = the market price of leased gold calculated with the closing price X _106__%.

English translation for convenience purposes only

10. When delivery party delivers the gold following as the agreed time, any disputes on the quality shall be handled in line with the delivery administration provisions on the quality issues in settlement management in Shanghai Gold Exchange.

11. Any default party shall assume the liability for breach.

The default party shall pay the penalty calculated with the daily interest rate of 0.002% of the amount caused by the noncompliance since the beginning of noncompliance until the end.

If the default party fails to terminate the default in thirty business days since the default begins, the aggrieved party has right to terminate the agreement unilaterally. The termination of agreement shall be informed to another party in written form and come into force since the arrival. After the termination of agreement, the aggrieved party has right to ascertain the responsibilities in this agreement and liability for breach of this agreement.

When the agreement expires, if the Party B fails to return the agreed gold on time, Party A has right to recourse the penalty for the breach based as the amount of the cost to purchase the gold with the same quantity, percentage of gold and specification in the exchange and various expenses (including unpaid lease expense, expense for the overdue) and calculated with the daily interest rate of 0.002%. Besides, Party A has right to take actions including but not limited to deduct the deposit as the recovery actions.

12. If Party B fails to abide by the agreement or the agreed relevant duties, the Party A has the right to ask for the compensation according to the articles in this agreement.

13. Party B shall submit the letter of authority (seeing in attachment 4) to sign the Gold Lease Agreement, valid signatures and authorized person to Party A after both parties’ approval. The agreement and attachment signed and sealed by Party B comprises the part of Gold Lease Agreement and has the force of restriction.

English translation for convenience purposes only

Written notes shall be submitted to Party A when the signatures and authorized person are changed, the alteration shall take effect after Party B receiving the notice.

14. The attachment is an inalienable part of agreement.

15. This agreement is applied for laws in China (as this agreement purpose, exclude the laws in Hong Kong and Macao special administrative regions and the area of Taiwan and in accordance with the interpretation. In the execution of this agreement, any disputes shall be solved by both parties with negotiation. When it fails, the disputes shall be resort to the people court located in Party B.

16. This agreement takes effect after signing and sealing by the legal representative or authorized agent of Party B and the legal representative/principal or authorized agent of Party A and affixed the special seal for contract. The expiring date is until 2014/1/22.

17. This agreement is signed in two copies and each party holds one copy with equal effect. (End of body)

English translation for convenience purposes only

(Hereinafter as the page of signature)

This agreement is signed by the following parties. Both parties claim that when signing the agreement, all the provisions included in this agreement are negotiated without any disputes and they also have correct understanding of clauses on both parties’ rights and duties, restriction and termination of duties.

Party A (seal or special seal for contract)	Party B (seal or reserved signature)
Legal representative/principal or agent	Legal representative or authorized agent

(Signature or seal)	(Signature or seal)

Residence:	Principle business address
Code of Shanghai Gold Exchange	Code of Shanghai Gold Exchange
Postal code:	Postal code:
Telephone:	Telephone:
Fax. :	Fax.:
Email:	Email:
Contact person:	Contact person:
Signature date: 2013/1/22	Signature date: 2013/1/22